OWNERSHIP LIMIT WAIVER AGREEMENT (FIRST UNION)

      THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this "Agreement"), dated as of November 7, 2005, is between Newkirk Realty Trust, Inc., a Maryland corporation (the "Company"), and First Union Real Estate Equity and Mortgage Investments ("First Union"), an unincorporated association in the form of an Ohio business trust (together with any entity at least 99% of the voting stock of which is owned by First Union, "Buyer"). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the hereinafter-mentioned Articles.

                                 R E C I T A L S

      A. Article VII of the Company's Articles of Incorporation, as amended (the "Articles") contains a restriction prohibiting any Person other than an Excepted Holder from acquiring any shares of Capital Stock of the Company if, as a result of such Transfer, such Person shall Beneficially Own or Constructively Own more than a specified percentage (currently set at 9.8%) of the value of the total outstanding Capital Stock of the Company (the "Aggregate Stock Ownership Limit") or more than a specified percentage (currently set at 9.8%) of the value or number of shares (whichever is more restrictive) of the total outstanding Common Stock of the Company (the "Common Stock Ownership Limit").

      B. Pursuant to Section 7.2.7(a) of the Articles, the Company's Board of Directors has adopted resolutions approving Buyer's exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit on the terms and conditions hereinafter set forth.

                                A G R E E M E N T

1. WAIVER OF STOCK OWNERSHIP LIMITS

      1.1. The Company, effective as of the date of this Agreement, exempts Buyer from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit but only (A) with respect to its ownership of up to 17.5% of the Common Stock, as determined and subject to reduction in the manner provided in Section
1.2 below, and (B) upon and subject to Buyer's compliance with Section 2.2 below and its continued compliance with the covenants referred to therein. This exemption shall not apply to any other shares of Capital Stock of the Company Beneficially Owned by Buyer.

      1.2. The percentage of Common Stock held by Buyer for purposes of applying the percentage limitation set forth in Section 1.1 above (such percentage limitation being hereinafter called the "Excepted Holder Limit") shall be determined in accordance with the provisions of Paragraph 5e of that certain letter agreement, dated August 5, 2005, among the Company, Buyer and certain other Persons with respect to the transactions related to the Company's initial public offering of Common Stock (said provisions being deemed to be incorporated in and made a part of this Agreement). After any Transfer by Buyer, the Excepted Holder Limit for Buyer shall be reduced by the percentage of the outstanding shares of Capital Stock so Transferred, provided that the Excepted Holder Limit shall not be reduced to a percentage or amount that is less than the Common Stock Ownership Limit.

2. LIMITATIONS AND OTHER MATTERS

      2.1. The exemption set forth in Section 1.1 above (the "Ownership Limit Waiver") shall not be effective if and to the extent that, as a result of Buyer's ownership of Capital Stock permitted by reason of the Ownership Limit Waiver, Buyer would be considered to have Beneficial Ownership or Constructive Ownership of Capital Stock that would result in (A) the Company owning (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) an interest described in Section 856(d)(2)(B) in a "First Union Related Tenant" (as defined in Section 2.5 herein), or (B) Beneficial Ownership by any "individual" (within the meaning of Section 542(a)(2) of the Code) who Beneficially Owns or will Beneficially Own any of the shares of Common Stock covered by the Ownership Limit Waiver, of more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock of the Company (whether or not such ownership causes the Company to be "closely held" under the REIT rules). In addition, if the Ownership Limit Waiver is not effective as a result of the operation of any clause(s) of the preceding sentence, the Capital Stock that otherwise would be "Excess Stock" (as defined in Section 2.4 herein) shall be automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 of the Articles.

      2.2. For the Ownership Limit Waiver to be effective, Buyer must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit A (the "Certificate"), and must deliver such Certificate to the Company prior to its acquisition of Capital Stock. Except as otherwise determined by the Board of Directors, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver is not effective as a result of the operation of the preceding sentence, the Capital Stock that would otherwise be "Excess Stock" (as defined in Section 2.4 herein) shall be automatically transferred to a Trust in accordance with Sections 7.2.1(b) and
7.3 of the Articles.

      2.3. Buyer shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that Buyer may reasonably make such request on at least a calendar quarterly basis), a certificate signed by an authorized officer of Buyer to the effect that Buyer has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Buyer will cooperate with the Company in investigating any direct or indirect relationship that Buyer and any Person whose ownership of Capital Stock would be attributed to Buyer under Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code), may have with the Company's tenants or "independent contractors" (within the meaning of Section 856(d)(3) of the Code) for purposes of determining compliance with the provisions of this Ownership Limit Waiver. However, the Company's remedies under this Agreement with respect to Buyer's representations and covenants set forth in this Agreement and the Certificate shall become effective only if and from and after such time as Buyer requires the exemptions afforded to Buyer under this Agreement.

      2.4. For purposes of this Agreement, "Excess Stock" means the number of shares of Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate any provision of Section 7.2.1(a) of the Articles.

      2.5. For purposes of this Agreement, "First Union Related Tenant" means any entity (x) in which First Union owns (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code), in the case of a corporation, shares equal to or greater than the "Threshold Percentage" (as defined in Section 2.6 herein) of either the total combined voting power of all classes of stock of such entity entitled to vote or the total value of shares of all classes of stock of such entity or, in the case of an entity that is not a corporation, an interest equal to or greater than the Threshold Percentage in the assets or net profits of such entity (such actual or Constructive ownership equal to or greater than the Threshold Percentage being hereinafter called a "Related Interest"), (y) from which the Company is or will be deriving rental income (other than a taxable REIT subsidiary, if the requirements of Section 856(d)(8) of the Code are satisfied) and (z) included in the tenant list attached hereto (or added to such list pursuant to the next sentence), unless the Board of Directors has determined that the Company derives (and is expected to continue to derive) an amount of gross rental income that is sufficiently small so as not to adversely affect the Company's ability to qualify as a REIT. The Company may add an entity to such list from time to time by written notice to First Union, provided, however, that if such notice is delivered at a time when First Union owns a Related Interest in such entity that would result in the Company's owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then, subject to the following proviso, such entity shall not be added to the list; provided, further, that if such notice is given at a time when either First Union's interest in such entity has a fair market value of less than $1,000,000 or First Union is engaged in active discussions regarding a potential acquisition of a Related Interest in such entity that would result in the Company's owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then the parties shall jointly determine in good faith, based on the parties' relative economic interests and REIT qualification interests with respect to such entity, whether such entity shall be added to the list. Buyer shall advise the Company of the percentage ownership that its Related Interest represents in each First Union Related Tenant not later than five days following the date of the Company's request for such information.

      2.6 For purposes of Section 2.5 above, the "Threshold Percentage" as of any date of determination shall mean the percentage determined by dividing nine (9%) percent by the absolute number of holders of Capital Stock of the Company (as of the date of determination) who or which have been granted an exemption from the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit.

3. MISCELLANEOUS

      3.1. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

      3.2. This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      3.3 All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

      Each of the parties has caused this Ownership Limit Waiver Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY                                   BUYER

Newkirk Realty Trust, Inc.                    First Union Real Estate Equity and
                                              Mortgage Investments


By:                                           By:
    ------------------------------                ------------------------------
    Peter Braverman                               Peter Braverman
    President                                     President

                                                                       EXHIBIT A

                  CERTIFICATE OF REPRESENTATIONS AND COVENANTS
                                       FOR
                             OWNERSHIP LIMIT WAIVER

      The undersigned desires that the Ownership Limit Waiver Agreement dated as of November 7, 2005, between the undersigned and the Company (the "Ownership Limit Waiver Agreement"), be applicable to the Common Stock owned or to be acquired by the undersigned to the extent provided in the Ownership Limit Waiver Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Ownership Limit Waiver Agreement.

      In connection therewith, the undersigned, on behalf of Buyer under the Ownership Limit Waiver Agreement, makes the following representations effective as of the date of execution hereof:

      (a) For U.S. federal income tax purposes, Buyer is a United States person within the meaning of Section 7701(a)(30) of the Code.

      (b)   Buyer is acquiring Common Stock for its own account.

      (c) Except as disclosed to the Company in writing, Buyer does not own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) a Related Interest in any of the entities included in the tenant list attached hereto, as the same may be supplemented from time to time in accordance with the Ownership Limit Waiver Agreement.

      (d) Buyer will not take any affirmative action in the future that could reasonably be expected to cause the Company to be treated as deriving "impermissible tenant service income" (within the meaning of Section 856(d)(7) of the Code), provided that any person that the Company actually treats as an "independent contractor" for purposes of Section 856 of the Code is identified in a written notice from the Company to the undersigned.

      (e)   Buyer further represents and warrants to the Company that:

            (i) as of the date of execution and delivery hereof, it Beneficially Owns 4,375,000 shares of Common Stock; and

            (ii) no "individual" (as defined in Section 542(a)(2) of the Code) who Beneficially Owns or will Beneficially Own any of the shares of Common Stock Beneficially Owned by it, shall Beneficially Own shares of Common Stock in an amount greater than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Common Stock.

      (f) The undersigned covenants to notify the Company promptly after the undersigned obtains knowledge that any of the foregoing representations (including any disclosures provided in connection with its representation in (c) above) is or may no longer continue to be accurate.

Dated: November 7, 2005                       First Union Real Estate Equity and
                                              Mortgage Investments

                                              By:
                                                 -------------------------------
                                                 Peter Braverman
                                                 President